EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard International Equity Funds
File Number: 811-5972
Registrant CIK Number: 0000857489
April 30, 2004

Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1

Item 72DD

1. Total Income dividends for which record date passed during the period                                            	$127,178
2. Dividends for a second class of open-end company shares                                                          	$10,995
3. Dividends for a third class of open-end company shares                                                           	$16,900

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     	$0.46
        2. Dividends from a second class of open-end company shares                                                 	$1.118
        3. Dividends from a third class of open-end company shares                                                  	$0.49

Item 74

U)      1. Number of shares outstanding                                                                           	311,448
        2. Number of shares outstanding for a second class of shares of open-end company shares                    	10,958
        3. Number of shares outstanding for a third class of shares of open-end company shares                     	35,419

V)      1. Net asset value per share (to the nearest cent)                                                            	22.00
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                  	51.67
        3. Number of shares outstanding for a third class of shares of open-end company shares                        	22.02

Series 2

Item 72DD

1. Total Income dividends for which record date passed during the period                                            	$31,868
2. Dividends for a second class of open-end company shares                                                          	$ 3,066
3. Dividends for a third class of open-end company shares                                                           	$ 5,399

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     	$0.105
        2. Dividends from a second class of open-end company shares                                                 	$0.733
        3. Dividends from a third class of open-end company shares                                                  	$0.118

Item 74

U)      1. Number of shares outstanding                                                                    		354,379
        2. Number of shares outstanding for a second class of shares of open-end company shares                      	4,529
        3. Number of shares outstanding for a third class of shares of open-end company shares                       	74,549

V)      1. Net asset value per share (to the nearest cent)                                                           	 8.45
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                	55.26
        3. Number of shares outstanding for a third class of shares of open-end company shares                       	 8.45